Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
January 13, 2016	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
HeartWare International, Inc.	Houston	Silicon Valley
HW Global, Inc.	London	Singapore
500 Old Connecticut Path, Building A	Los Angeles	Tokyo
Framingham, MA 01701	Madrid	Washington, D.C.

Re:	Registration Statement No. 333-207446; 23,143,837 Shares of Common Stock, par value $.001 per share, Warrants to Purchase Up to an Aggregate of 839,300 Shares of Common Stock, and an Aggregate of Up to 839,000 Shares of Common Stock Underlying the Warrants

Ladies and Gentlemen:

We have acted as special counsel to HeartWare International, Inc., a Delaware corporation (“HeartWare”), and HW Global, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of HeartWare (the “Company”), in connection with the proposed issuance of (i) up to 23,143,837 shares (the “Shares”) of common stock of the Company, $0.001 par value per share (“Common Stock”), (ii) Warrants (the “Warrants”) to purchase up to an aggregate of 839,800 shares of Common Stock, and (iii) an aggregate of up to 839,000 Shares underlying the Warrants. The Warrants and the Shares are hereinafter referred to collectively as the “Securities.”

The Securities are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2014 (Registration No. 333–207446) (as amended, the “Registration Statement”), in connection with that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of September 1, 2015, by and among HeartWare, the Company, Valtech Cardio, Ltd., a private company incorporated under the laws of Israel, Valor Merger Sub Ltd., a private company incorporated under the laws of Israel and a direct wholly-owned subsidiary of the Company, HW Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, and Valor Shareholder Representative, LLC, a Delaware limited liability company, which is included as Annex A to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares and the associated Rights.

January 13, 2016

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of HeartWare, the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i) When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Valtech or HeartWare stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Business Combination Agreement, and the Company has filed the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, the Shares will be validly issued, and the Shares will be fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

(ii) When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial

January 13, 2016

relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP